UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

MEDCO HEALTH SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

1-31312	22-3461740
(Commission File Number)	(I.R.S. Employer
Identification No.)

100 Parsons Pond Drive, Franklin Lakes,	NJ 07417
(Address of principal executive offices)	(Zip Code)

     Registrant’s telephone number, including area code: 201-269-3400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

          On March 18, 2008, the $800 million senior unsecured 364-day revolving credit agreement (the “Credit Agreement”) among Medco Health Solutions, Inc. (the “Company”), Citibank, N.A., as administrative agent, J.P. Morgan Chase Bank, N.A., as syndication agent, and the lenders party thereto, terminated in accordance with its terms in connection with the Company’s offering of $300,000,000 million aggregate principal amount of 6.125% Notes due 2013 (the “2013 Notes”) and $1,200,000,000 million aggregate principal amount of 7.125% Notes due 2018 (the “2018 Notes”, and together with the 2013 Notes, the “Notes”).

          The Credit Agreement provided for up to $800 million in revolving loans during the availability period, effective beginning on January 2, 2008. Interest was set at LIBOR plus a 0.55 percent margin, with a 10 basis point commitment fee due on the unused portion of the facility. No amounts were drawn by the Company under the Credit Agreement at any time. In addition, the Company did not pay any early termination penalties. The Credit Agreement was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K dated November 30, 2007, and is hereby incorporated by reference herein.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDCO HEALTH SOLUTIONS, INC.

Date: March 20, 2008	By: /s/ Thomas M. Moriarty Thomas M. Moriarty General Counsel, Secretary and Senior Vice President